Exhibit 10.25


                 [Letterhead of American Express Company]



                                                 July 7, 1997




Mr. Hideichiro Kobayashi
Nippon Life Insurance Company
1251 Avenue of the Americas, Suite 5210
New York, NY  10020-1198

Dear Mr. Kobayashi:

     We refer to your letters of January 22, 1997 and June 5, 1997.

     As you noted in your June 5 letter, the exchange right in the 1990 agreement permits Nippon to exchange at any one time a minimum of 250,000 shares of Series A Preferred Stock for American Express common shares. In our January 22 letter we indicated we would permit the exchange right to apply to shares of New Preferred Stock to the same extent as the right applies to shares of Series A Preferred Stock. We now agree further that Nippon may aggregate shares of Series A Preferred Stock with shares of New Preferred Stock for purpose of satisfying the 250,000 share minimum.

                             Very truly yours,

                             /s/ Richard K. Goeltz
                             --------------------
                             Richard K. Goeltz
                             Vice Chairman and
                             Chief Financial Officer